Amendment to Consulting Agreement
This Amendment to Consulting Agreement (this “Amendment”) is made as of May 2, 2018 by and between Scientific Games Corporation, a Nevada corporation (the “Company”) and Michael Gavin Isaacs (“Consultant”).
WHEREAS, the Company and Consultant entered into a Consulting Agreement dated as of January 1, 2017 (the “Agreement”);
NOW THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	The Agreement is hereby amended by deleting Section 5.1 and replacing it with the following:
“Term of the Agreement. The term of this Agreement shall commence on January 1, 2017 and shall continue until December 31, 2018, unless earlier terminated in accordance with Section 5.2 (the “Term”). The term of the Agreement can be extended if agreed to by both parties in writing.”

2.	Section 5.4 is amended by adding the following sentence to the end of the subsection:
“For the avoidance of doubt, in the event the Company otherwise terminates this Agreement after June 30, 2018, no liquidated damages will be owed by the Company and the Company will only owe Consultant fees for Services performed through the date of termination.”
3.    Section 6.1 of the Agreement is revised to update the Company's address as follows: "In the case of the Company: Scientific Games Corporation, 6601 Bermuda Road, Las Vegas NV 89119, Attn: Chief Legal Officer."
4.    Except as set forth in this Amendment, all terms and conditions of the Agreement shall remain unchanged and in full force and effect in accordance with their terms. All references to the “Agreement” in the Agreement shall refer to the Agreement as amended by this Amendment.
5.    This Amendment may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signatures follow on the next page]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of May 2, 2018.

SCIENTIFIC GAMES CORPORATION

By: /s/Shawn Williams
Name:    Shawn Williams
Title: SVP, Chief Human Resources Officer

/s/Michael Gavin Isaacs
Michael Gavin Isaacs

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